UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016 (April 8, 2016)

NIMTECH CORP.

(Exact name of registrant as specified in charter)

Nevada	333-199438	30-0884642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Wall street, 28th Floor, Unit 2856, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  646-512-5859

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2016, the Board of Directors (the “Board”) of Nimtech Corp. (the “Company”) elected Chuanliu Ni as the chairman of the Board, director, and the chief executive officer; Xiaoyan Shen as director and the chief financial officer; and Yang Yang as director and secretary.

Concurrently, Badria Alhussin resigned and ceased to be the chief executive officer, chief financial officer, chief operating officer, and the sole director of the Company.

The biographical information of the Board and the Company’s officers is set forth below:

Name (1)	Age	Position
Chuanliu Ni	54	Chairman of the Board, director, chief executive officer
Xiaoyan Shen	35	Director, chief financial officer
Yang Yang	25	Director, secretary

(1) Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 40 Wall Street, 28th Floor, Unit 2856, New York, NY 10005.

Each of the directors will serve until the next annual meeting of shareholders of the Company and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The following is information concerning the business backgrounds of each of the persons who became our directors.

Chuanliu Ni has more than 20 years of experience in corporate and investment strategy, corporate governance, and corporate finance. Since July 2006, he has served as the executive vice-president and China representative of Chinese-American Educational Consultants, Ltd., a Virginia-based international educational consulting company specializing in recruiting students for universities and colleges in the U.S. Since November 2006, he has also served as the president and chief executive officer of Tianjin Commodity Exchange Co., Ltd. (“TJComex”) since he founded the company, a PRC-based full service privately owned commodity exchange in China. Mr. Ni holds an M.A. and a Ph.D. in Economics from West Virginia University, an M.S. in Management Information Systems from Hebei University of Technology, China, and a B.S. in Electrical Engineering from Nanjing University of Science and Technology, China.

Xiaoyan Shen has more than 10 years of experience in accounting, auditing and other sales and marketing experience. Since December 2015, she has served as the senior assistant and director of finance of TJComex. From April 2011 to October 2015, she served as an internal audit supervisor of Jushi Group Co., Ltd, a PRC-based fiberglass manufacturer. Ms. Ni holds a M.S. in Accounting from Macquarie University, Australia, and a B.A. in International Economics and Trade from Tongji University, China.

Yang Yang has acute business sense and demonstrated analytical and risk management skills. From July 2015 since she graduated to December 2015, she served as a regression analyst engineer intern of the Hit Records Worldwide, a Georgia-based company focusing on network technology. Ms. Yang holds a M.S. in Statistics from George Washington University, and a B.S. in Applied Mathematics from Shanghai University, China.

There are no family relationships among directors or executive officers of the Company. Officers serve at the discretion of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2016

Nimtech Corp.

By:	/s/ Chuanliu Ni
Name: Chuanliu Ni
Title: Chief Executive Officer